SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________


       Date of Report (Date of earliest event reported) January 3, 2002
                          BICO, INC.
        (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-10822                     25-1229323
(State of other jurisdiction     (Commission File Number       (IRS Employer
  of incorporation)                                          Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
      (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673
     ______________________________________________________
   (Former name or former address, if changes since last report.)


Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          ViaCirq, Inc., a subsidiary of BICO, Inc., has entered into an agreement with Baylor University
          Medical Center in Dallas, Texas, to utilize the ThermoChem HT System and related treatment accessory kits for all intraperitoneal hyperthermia (IPH) procedures for a three-year period. If the first year minimums are met and the three-year term is completed, it would result in revenue of at least $225,000 to ViaCirq, Inc.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
           Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  January 3, 2002





     BAYLOR UNIVERSITY MEDICAL CENTER ADOPTS VIACIRQ'S
                        THERMOCHEM

Pittsburgh,  PA  -  January 3,  2002  -  ViaCirq,  Inc.,  a
subsidiary of BICO, Inc. (OTCBB:BIKO), has entered into  an
agreement with Baylor University Medical Center in  Dallas,
Texas,  to  utilize  the ThermoChem HT System  and  related
treatment    accessory   kits   for   all   intraperitoneal
hyperthermia (IPH) procedures for a three-year period.

     The   agreement   calls  for  a  minimum   number   of
intraperitoneal hyperthermia procedures to be performed in the first year in order for the IPH program to remain in effect for a three-year term. If the first year minimums are met and the three-year term is completed, it would result in revenue of at least $225,000 to Viacirq, Inc.

     Baylor University Medical Center has been evaluating this program since August 2001. To date, Baylor University
Medical Center completed eleven (11) IPH procedures and anticipates at least thirty (30) procedures per year over the three-year agreement.

     The ThermoChem HT System administers intraperitoneal hyperthermia, which is used as an adjunctive therapy with chemotherapy and surgery to treat patients with advanced cancers that have spread to the lining of the abdomen.

     "This  procedure  is  a real advancement  in  treating
patients  with colon, stomach or appendix cancer  that  has
spread  along  the  inner  lining (or  peritoneum)  of  the
abdomen.   In  the  past,  these  patients  had  very   few
effective treatment options. Surgery alone offered no benefit and standard chemotherapy through the veins is ineffective in treating the disease," said Joe Kuhn, M.D., surgeon, Baylor University Medical Center.

     "Clinical studies suggest IPH and chemotherapy may be significantly more effective than surgery alone, thus offering these patients an improved prognosis and quality of life," said Dr. Todd McCarty. "We are excited to be on the forefront of a very promising new treatment for patients with advanced cancer limited to the abdominal cavity."

     Baylor  University Medical Center operates as  one  of
the nation's largest not-for-profit medical centers, caring
for  more  than  400,000 people a year.   Opened  in  1903,
Baylor University Medical Center, flagship of Baylor Health
Care System, is a major patient care, teaching and research center for the Southwest and the largest medical center in the Dallas/Fort Worth area. Baylor plans to celebrate its 100-year anniversary in 2003.

     BICO,  Inc.,  has its corporate offices in Pittsburgh,
PA  and  is involved in the development and manufacture  of
biomedical  devices  and environmental  solutions.   BICO's
subsidiary, ViaCirq, Inc., also located in Pittsburgh, PA, is committed to development, manufacturing and marketing leading-edge hyperthermia products and services of the highest quality and value.

FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax
INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com  www.viacirq.com

This press release contains statements of a forward-looking nature. Shareholders and potential investors are cautioned that such statements are predictions and actual events or
              results may vary significantly.